PROXY                                                                      PROXY
                  THE CRABBE HUSON U.S. GOVERNMENT INCOME FUND
                                  (the "Fund")

                              Joint Special Meeting
                               September 30, 1998
                           at 3:00 p.m., Pacific Time
                       The Benson Hotel, 309 S.W. Broadway
                             Portland, Oregon 97205

         The undersigned  shareholder hereby appoints Richard S. Huson and Craig
P. Stuvland, or either of them, proxies for the undersigned to vote on behalf of the shareholder at the joint special meeting of the shareholders of the Crabbe Huson U.S. Government Income Fund and the Crabbe Huson U.S. Government Money Market Fund, and any adjournment thereof, to be held at 3:00 p.m., Pacific Time, September 30, 1998, The Benson Hotel, 309 S.W. Broadway, Portland, Oregon 97205, on the proposals described in the Notice of Joint Special Meeting of Shareholders and the accompanying Joint Proxy Statement for said meeting.

(1) To approve or disapprove an Agreement and Plan of Reorganization for the Fund, pursuant to which (i) all of the assets and liabilities of the Fund would be transferred to the Colonial Short Duration U.S. Government Fund, a series of the Colonial Trust II, a Massachusetts business trust (the "Trust"); (ii) the Fund would receive an amount of shares in the Trust equal in net asset value to the net asset value of the Fund; (iii) the Fund would liquidate and distribute the shares received from the Trust to its shareholders on a pro rata basis; and
         (iv) the Fund would then be dissolved.

                  FOR [  ]          AGAINST [  ]              WITHHOLD [  ]

             PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
                         POSTAGE-PAID ENVELOPE PROVIDED

         The Proxy is solicited by the Board of Trustees of the Fund and will be voted as specified. Unless otherwise specified in the squares provided, the undersigned's vote is to be cast FOR Proposal No. 1. Discretionary authority is hereby granted as to any other matters that may come before the meeting. Management knows of no other matters to be considered by the Shareholders.

                    x_______________________________________


                    x_______________________________________
                      Sign here as name(s) appear at left.

                     Date __________________________, 199__

PROXY                                                                      PROXY
               THE CRABBE HUSON U.S. GOVERNMENT MONEY MARKET FUND
                                  (the "Fund")
                              Joint Special Meeting
                               September 30, 1998
                           at 3:00 p.m., Pacific Time
                       The Benson Hotel, 309 S.W. Broadway
                             Portland, Oregon 97205

         The undersigned  shareholder hereby appoints Richard S. Huson and Craig
P. Stuvland, or either of them, proxies for the undersigned to vote on behalf of the shareholder at the joint special meeting of the shareholders of the Crabbe Huson U.S. Government Income Fund and the Crabbe Huson U.S. Government Money Market Fund, and any adjournment thereof, to be held at 3:00 p.m., Pacific Time, September 30, 1998, The Benson Hotel, 309 S.W. Broadway, Portland, Oregon 97205, on the proposals described in the Notice of Joint Special Meeting of Shareholders and the accompanying Joint Proxy Statement for said meeting.

(1) To approve or disapprove an Agreement and Plan of Reorganization for the Fund, pursuant to which (i) all of the assets and liabilities of the Fund would be transferred to the Colonial Money Market Fund, a series of the Colonial Trust II, a Massachusetts business trust (the "Trust"); (ii) the Fund would receive an amount of shares in the Trust equal in net asset value to the net asset value of the Fund; (iii) the Fund would liquidate and distribute the shares received from the Trust to its shareholders on a pro rata basis; and (iv) the Fund would then be dissolved.

                  FOR [  ]          AGAINST [  ]              WITHHOLD [  ]


             PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
                         POSTAGE-PAID ENVELOPE PROVIDED

         The Proxy is solicited by the Board of Trustees of the Fund and will be voted as specified. Unless otherwise specified in the squares provided, the undersigned's vote is to be cast FOR Proposal No. 1. Discretionary authority is hereby granted as to any other matters that may come before the meeting. Management knows of no other matters to be considered by the Shareholders.

                    x_______________________________________

                    x_______________________________________
                      Sign here as name(s) appear at left.


                     Date __________________________, 199__